UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On December 2, 2024, the Board of Directors (the “Board”) of Peloton Interactive, Inc. (the “Company”) appointed Tara Comonte as a director of the Company to fill the vacancy on the Board resulting from Jon Callaghan’s previously announced decision not to stand for re-election. The appointment will be effective upon the date of the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which is scheduled to take place on December 3, 2024. Ms. Comonte will serve as a Class III director with a term expiring at the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified or her earlier death, resignation, retirement, disqualification or removal. Ms. Comonte will also serve as a member of the Audit Committee of the Board. The Board has determined that Ms. Comonte is an “independent director” in accordance with the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”) and that she meets the SEC’s criteria for an “audit committee financial expert.”

With over two decades of executive leadership experience across corporate and digital strategy, technology, operations and finance, Ms. Comonte has navigated a broad range of industries and complex business transitions. Ms. Comonte has served as Interim President and Chief Executive Officer of WW International, Inc., a technology company focused on weight health, since September 2024 and as a member of its board of directors since June 2023. From May 2021 to July 2023, she served as Chief Executive Officer of TMRW Life Sciences, Inc., a life sciences technology company focused on the in vitro fertilization (IVF) sector and served as a member of its board of directors from December 2018 to September 2023. She previously worked at Shake Shack Inc., a restaurant chain, as President and Chief Financial Officer from October 2019 to May 2021 and as Chief Financial Officer from June 2017 to May 2021. Prior to that, Ms. Comonte served as Chief Financial & Business Affairs Officer and Executive Vice President of Getty Images Holdings, Inc., a global digital media company, from October 2016 to June 2017 and Chief Financial Officer and Senior Vice President from April 2013 to October 2016. She previously served as Chief Financial Officer at McCann Worldgroup, a marketing communications business, from October 2010 to April 2013. Earlier in her career, she was a founding member and Global Chief Financial Officer & Chief Operating Officer of Mediabrands, part of Interpublic Group, and held various roles at Ernst & Young where she qualified as a chartered accountant. Ms. Comonte earned a B.A. in Accounting and Finance from Heriot-Watt University.

Ms. Comonte will be eligible to receive compensation for her service on the Board under the Company’s non-employee director compensation program. In connection with her appointment, Ms. Comonte has entered into the Company’s standard form indemnification agreement for directors and officers.

There is no arrangement between Ms. Comonte and any person pursuant to which she was selected as director. Ms. Comonte has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: December 2, 2024	By:	/s/ Tammy Albarran
Tammy Albarran
Chief Legal Officer